Exhibit 10.(ww)

Summary of Relocation Benefits for Paul D. Thomas

•	An agreement has been reached with Mr. Thomas to relocate him from the Chicago office to the New York office.

Terms of Agreement:

•

For a transition period beginning January 1, 2005 and ending December 31, 2006, Mr. Thomas will be provided use of a furnished apartment in New York with cleaning service, at a cost to Alcoa Inc. not to exceed $105,000 per year.

•	Mr. Thomas will be reimbursed for income taxes resulting from this benefit.